Exhibit 99.1
**FOR IMMEDIATE RELEASE**
Saia, Inc. Reports Record 2006 Results from Continuing Operations
$1.74 earnings per share including $0.17 restructuring and integration charges
DULUTH, Ga. — January 31, 2007 — Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier (“the Company”), reported 2006 results with revenue of $875 million from continuing operations, an increase of 16 percent from 2005. 2006 operating income from continuing operations was $50.0 million including $4.1 million in restructuring and integration expenses, compared with 2005 operating income of $50.4 million which included a $7.0 million pretax real estate gain. Income from continuing operations increased to $25.9 million in 2006 from $25.2 million in 2005. Earnings per share from continuing operations were $1.74, including charges for restructuring and integration expenses, compared to $1.67 in 2005 which included $0.29 in real estate gain.
“For the fifth consecutive year, Saia produced growth and improvement in our core operating results. Earnings per share from continuing operations were $1.74 which included the impact of $0.17 in restructuring and integration related costs. This compares favorably to our $1.67 earnings per share from the prior year which included $0.29 per share in real estate gain. Our customers responded to Saia’s strong service offerings which resulted in 16 percent revenue growth for the year,” said Rick O’Dell, President and Chief Executive Officer. “In 2006, Saia again built upon our track record of growth and margin improvement. Saia further advanced our positioning for long-term profitable growth and shareholder value creation, particularly with our fourth quarter acquisition of The Connection.”
2006 highlights are summarized as follows:
•	Operating ratio from continuing operations excluding real estate gain, restructuring and integration related costs improved to 93.8 from 94.2

•	Excluding The Connection
•	LTL tonnage growth of 9%

•	LTL yield increase of 6%
For the fourth quarter, Saia reported earnings per share from continuing operations of $0.36 which included charges of $0.09 per share in restructuring and integration expenses compared to $0.69 in the prior year which included a benefit of $0.29 for the real estate gain. Fourth quarter revenue was $219 million, up 8 percent from prior year. Operating income from continuing operations was $10.5 million which includes $2.0 million of restructuring and integration expenses, which compares to the prior year quarter operating income of $18.2 million which included a $7.0 million real estate gain.
Fourth quarter 2006 highlights include:
•	Operating ratio from continuing operations excluding real estate gain, restructuring and integration related costs improved to 94.3 from 94.5

•	Excluding The Connection
•	LTL tonnage growth of 2%

•	LTL yield increase of 4%

Saia, Inc. Fourth-Quarter 2006 Earnings

“In light of recent economic conditions and more difficult comparisons, I am pleased with our marketing success and fourth quarter revenue growth,” O’Dell said. “While we improved our operating ratio excluding real estate gain, restructuring and integration charges, our cost performance was challenged by the weaker than expected volumes, as well as unfavorable trends in workers’ compensation and health care expenses.”
On November 20th, Saia announced the acquisition of The Connection Company, a less-than-truckload carrier operating in four states. Fourth quarter results included an additional $7.0 million in revenue with no contribution to operating income and we incurred $1.5 million of costs related to the integration. “I am excited about 2007 as the acquisition of The Connection will provide opportunities for synergy revenue to and from the states of Michigan, Indiana, Ohio and Kentucky. We are on schedule to complete our February 12th integration and opening of the synergy lanes in March,” continued O’Dell.
On November 27th, Saia announced the authorization of an additional $25 million share repurchase program. During the quarter, Saia completed the previously approved program and repurchased shares under the new program for a total of $8.9 million repurchased during the quarter.
“We continue to focus on improving Saia’s financial and operational performance. With our recent acquisition and our goal of expanding geographically to increase market share, we believe Saia has a solid foundation to deliver strong value to both customers and shareholders,” said Jim Darby, Saia’s Vice President of Finance and Chief Financial Officer.
Financial Position and Capital Expenditures
Total debt was $110 million at December 31, 2006 with net debt to total capital of 32.8 percent, as a result of the Company’s $10.7 million cash balance at December 31, 2006. This compares to net debt to total capital of 30.0 percent at December 2005.
Consolidated net capital expenditures from continuing operations for 2006 were $91 million. The Company is planning net capital expenditures in 2007 of approximately $85 million which includes up to $35 million for real estate projects.
Conference Call
The Company will hold a conference call to discuss fourth-quarter results today at 9:00 a.m. Eastern Time. To participate in the call, please dial 1-877-558-9192 or dial 706-758-1748 for international calls. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saia.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through February 07, 2007. The replay will be available by dialing 1-800-642-1687 or 706-645-9291 and using conference code 6095726.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).”

Saia, Inc. Fourth-Quarter 2006 Earnings

Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in Duluth, Ga. and a network of 148 terminals, Saia employs 8,200 people. For more information, visit Investor Relations at www.saia.com.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; indemnification obligations associated with the sale of Jevic Transportation, Inc.; integration risks; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; labor relations; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; the Company’s determination from time to time whether to purchase any shares under the repurchase program; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
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CONTACT:	Saia, Inc. Renée McKenzie, Treasurer RMcKenzie@Saia.com 678 542-3910

Saia, Inc. and Subsidiaries
(formerly SCS Transportation, Inc. and Subsidiaries)
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31,	December 31,
	2006	2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,669	$16,865
Accounts receivable	95,779	85,074
Prepaid expenses and other	27,236	22,233
Current assets of discontinued operations	–	50,073

Total current assets	133,684	174,245

PROPERTY AND EQUIPMENT:
Cost	518,052	427,019
Less: Accumulated depreciation	203,220	180,385

Net property and equipment	314,832	246,634

GOODWILL AND OTHER ASSETS	38,884	33,419
Long-term assets of discontinued operations, net	–	100,443

Total assets	$487,400	$554,741

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and checks outstanding	$39,389	$43,487
Wages and employees’ benefits	45,752	37,915
Other current liabilities	30,027	26,797
Current portion of long-term debt	11,356	5,000
Current liabilities of discontinued operations	117	23,388

Total current liabilities	126,641	136,587

OTHER LIABILITIES:
Long-term debt	98,628	109,913
Deferred income taxes	45,259	40,949
Claims, insurance and other	13,717	14,041
Long-term liabilities of discontinued operations	–	24,859

Total other liabilities	157,604	189,762

SHAREHOLDERS’ EQUITY:
Common stock	15	14
Additional paid-in capital	199,257	194,398
Treasury Stock	(8,861)	–
Deferred compensation trust	(1,877)	(1,322)
Retained earnings	14,621	35,302

Total shareholders’ equity	203,155	228,392

Total liabilities and shareholders’ equity	$487,400	$554,741

Saia, Inc. and Subsidiaries
(formerly SCS Transportation, Inc. and Subsidiaries)
Consolidated Statements of Operations
For the Quarter and Year Ended December 31, 2006 and 2005
(Amounts in thousands, except per share data)
(Unaudited)

	Fourth Quarter		Year Ended
	2006	2005	2006	2005

OPERATING REVENUE	$219,160	$202,438	$874,738	$754,038

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	120,967	110,166	473,956	413,710
Purchased transportation	16,459	18,617	70,029	62,557
Fuel, operating expenses and supplies	45,945	43,513	188,606	155,207
Operating taxes and licenses	7,342	6,598	28,853	25,857
Claims and insurance	7,338	5,023	28,089	24,987
Depreciation and amortization	8,861	7,325	32,550	28,849
Operating (gains) and losses	(235)	(7,040)	(1,416)	(7,565)
Restructuring charges	538	–	2,587	–
Integration charges	1,490	–	1,490	–

Total operating expenses	208,705	184,202	824,744	703,602

OPERATING INCOME	10,455	18,236	49,994	50,436

NONOPERATING EXPENSES:
Interest expense	2,146	2,534	9,288	9,773
Other, net	(485)	(287)	(1,267)	(338)

Nonoperating expenses, net	1,661	2,247	8,021	9,435

INCOME BEFORE INCOME TAXES	8,794	15,989	41,973	41,001
Income tax provision	3,485	5,884	16,100	15,843

INCOME FROM CONTINUING OPERATIONS	5,309	10,105	25,873	25,158
Income (loss) from discontinued operations, net (including loss on disposal of $43,794 in 2006, net of tax benefit	(107)	610	(46,554)	2,301

NET INCOME (LOSS)	$5,202	$10,715	$(20,681)	$27,459

Average common shares outstanding — basic	14,475	14,386	14,536	14,707

Average common shares outstanding — diluted	14,738	14,724	14,841	15,048

Basic earnings per share-continuing operations	$0.37	$0.70	$1.78	$1.71
Basic earnings (loss) per share-discontinued operations	(0.01)	0.04	(3.20)	0.16

Basic earnings (loss) per share	$0.36	$0.74	$(1.42)	$1.87

Diluted earnings per share-continuing operations	$0.36	$0.69	$1.74	$1.67
Diluted earnings (loss) per share-discontinued operations	(0.01)	0.04	(3.14)	0.15

Diluted earnings (loss) per share	$0.35	$0.73	$(1.39)	$1.82

Saia, Inc. and Subsidiaries
(formerly SCS Transportation, Inc. and Subsidiaries)
Condensed Consolidated Statements of Cash Flows
For the Year Ended December 31, 2006 and 2005
(Amounts in thousands)
(Unaudited)

	2006	2005

OPERATING ACTIVITIES:
Net cash from operating activities-continuing operations	$55,643	$60,910
Net cash from operating activities-discontinued operations	20,494	22,993

Net cash from operating activities	76,137	83,903

INVESTING ACTIVITIES:
Acquisition of property and equipment	(93,235)	(44,007)
Proceeds from disposal of property and equipment	2,487	10,702
Proceeds from sale of subsidiary	41,305	–
Acquisition of business	(17,496)	–
Net investment in discontinued operations	(5,359)	(20,396)

Net cash used in investing activities	(72,298)	(53,701)

FINANCING ACTIVITIES:
Repayment of long-term debt	(5,000)	(8,002)
Repurchase of common stock	(8,861)	(12,903)
Proceeds from stock option exercises	3,826	619

Net cash used in financing activities	(10,035)	(20,286)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(6,196)	9,916
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	16,865	6,949

CASH & CASH EQUIVALENTS, END OF PERIOD	$10,669	$16,865

Saia Motor Freight Line, Inc.
Financial Segment Information
For the Quarter and Year Ended December 31, 2006 and 2005
(Amounts in thousands)
(Unaudited)

	Fourth Quarter		%	Year Ended		%
	2006	2005	Change	2006	2005	Change

Operating revenue	219,160	202,438	8.3	874,738	754,038	16.0

Operating income	11,184	20,418		59,648	55,294

Operating ratio	94.9	89.9		93.2	92.7

					Fourth Quarter
		Fourth Quarter		%	Amount/Workday		%
		2006	2005	Change	2006	2005	Change

Workdays					61	61

F/S Revenue	LTL	204,009	186,544	9.4	3,344.4	3,058.1	9.4
	TL	15,152	15,894	(4.7)	248.4	260.6	(4.7)
	Total	219,161	202,438	8.3	3,592.8	3,318.7	8.3

Revenue excluding	LTL	203,739	186,091	9.5	3,340.0	3,050.7	9.5
revenue recognition	TL	15,132	15,855	(4.6)	248.1	259.9	(4.6)
adjustment	Total	218,871	201,946	8.4	3,588.1	3,310.6	8.4

Tonnage	LTL	871	806	8.1	14.28	13.21	8.1
	TL	163	174	(6.3)	2.67	2.85	(6.3)
	Total	1,034	980	5.5	16.95	16.06	5.5

Shipments	LTL	1,559	1,436	8.6	25.56	23.54	8.6
	TL	22	24	(7.7)	0.36	0.39	(7.7)
	Total	1,581	1,460	8.3	25.92	23.93	8.3

Revenue/cwt.	LTL	11.70	11.55	1.3
	TL	4.64	4.55	1.9
	Total	10.58	10.30	2.7

Revenue/cwt.	LTL	10.36	10.08	2.7
(excluding fuel surcharge)	TL	4.57	4.46	2.5
	Total	9.44	9.08	3.9

Revenue/shipment	TL	130.67	129.62	0.8
	TL	682.88	660.71	3.4
	Total	138.41	138.35	0.0

Pounds/shipment	LTL	1,117	1,123	(0.5)
	TL	14,726	14,513	1.5
	Total	1,308	1,343	(2.6)